EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Sotherly Hotels Inc. and

To the Board of Directors of the General Partner of

Sotherly Hotels LP

306 South Henry Street,

Suite 100

Williamsburg, Virginia 23185

We consent to the incorporation by reference in the registration statement on Form S-11, filed with the Securities and Exchange Commission on July 27, 2021, of Sotherly Hotels LP and Sotherly Hotels Inc. of (i) our reports, dated March 24, 2021, with respect to the consolidated financial statements of Sotherly Hotels LP as of December 31, 2020 and 2019 included in Sotherly Hotels, LP’s 2020 Annual Report on Form 10-K and (ii) our reports, dated March 24, 2021, with respect to the consolidated financial statements of Sotherly Hotels Inc. as of December 31, 2020 and 2019 included in Sotherly Hotels Inc.’s 2020 Annual Report on Form 10-K.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

Richmond, Virginia

July 27, 2021